Exhibit 99.3

Seagate Technology plc Fiscal Third Quarter 2011 Financial Results

Supplemental Commentary

April 19, 2011

The information in this written commentary is being provided to the investment community concurrently with our press release to allow additional time for review and analysis prior to commencement of the live call. Please note that these remarks will not be read during the call. The live call will consist of opening comments from Steve Luczo, Chairman, President and CEO, followed by a Q&A session with the executive management team.

Cautionary Note Regarding Forward-Looking Statements

This supplemental commentary contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release include statements regarding customer demand for disk drives, general market conditions, the Company’s expected long-term tax rate, the Company’s focus on R&D and operations, and the Company’s progress on new product execution and time-to-market delivery. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, global economic conditions may pose a risk to the Company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the Company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K, Form 10-K/A and Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 20, 2010, October 6, 2010, November 3, 2010 and February 3, 2011, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Fiscal Third Quarter 2011 Financial Highlights

The Total Available Market (“TAM”) for hard disk drives in the March quarter was approximately 160 million units. Demand for disk drives strengthened as the March quarter ended in what is believed to be a reaction to possible supply chain disruptions stemming from the earthquake and tsunami in Japan.

Units Shipped, Revenue and Gross Margin

Seagate shipped 48.7 million units, essentially flat sequentially and down 3% compared to the year-ago quarter. Revenue was $2.7 billion and non-GAAP Gross Margin as a percent of revenue was 19.2%.

Operating Expenses

R&D and SG&A on a GAAP basis totaled $334 million for the March quarter, up 6% compared to the previous quarter and up slightly compared to the year-ago quarter. The increase over the prior quarter is due primarily to costs associated with the company’s variable compensation plan. In the first half of fiscal 2011, there were no expenses related to the variable compensation.

Restructuring

Restructuring expense of $3 million in the March quarter reflects costs associated with previously announced restructuring activities.

Other Expense, Net

Other income and expense on a GAAP basis was an expense of $57 million, which includes a full quarter of interest expense for the senior unsecured notes issued in December and approximately $2 million related to the early redemption of a portion of the 10% secured notes.

Provision for Income Taxes

The GAAP provision for income taxes in the March quarter was $29 million or 24% of income before income taxes. This includes discrete charges of approximately $14 million, which are primarily the result of information obtained during the March quarter as part of the ongoing negotiations with non-U.S. tax authorities on tax positions taken in prior fiscal years. On an annual basis, the expected long-term tax rate continues to be in the 3-10% range before discrete items.

Selected Balance Sheet Items

Cash, cash equivalents, restricted cash, and short-term investments totaled $2.6 billion at the end of the March quarter, down approximately $328 million as compared to the December quarter.

Cash Flow from Operations was $195 million, Capital Investments were $125 million and free cash flow (Cash Flow from Operations less Capital Investments) was $70 million. Additionally, the company repurchased approximately $405 million of its ordinary shares (29.5 million) during the March quarter.

The cash conversion cycle lengthened by 4 days to 8 days, reflecting a decrease in days payable outstanding and a slight increase of inventory.

Seagate’s inventory at the end of the December quarter was $834 million, an increase of $26 million from the prior quarter.  In aggregate, work in progress (“WIP”) and raw materials increased by $32 million while finished goods decreased by $6 million. The increase for WIP and raw materials reflects strategic staging of key components and assemblies. Inventory turns are within our targeted operating range.

Disk Drive Market Commentary

Seagate provides data and commentary for the following major market categories 1] Enterprise, 2] Client Compute, and 3] Client non-Compute. A disk drive is associated with one of these three market categories based on how it is configured. For example, if a customer buys a standard 2.5-inch ATA drive from Seagate, this would be included in the Client Compute category regardless of the application into which the drive is ultimately integrated. The Client non-Compute category only contains drives specifically designed or configured for non-compute applications.

All references to unit TAMs by market is Seagate’s best estimate based on preliminary shipment information and is subject to change.

Enterprise Market

The TAM for enterprise class disk drives, which includes disk drives for both mission critical and business critical applications, was approximately 13.8 million, units up 10% over the year-ago quarter. Mission critical products continue to represent the bulk of the TAM at just over 8 million units. Seagate shipped 5.1 million drives for mission critical server and storage applications and 2.4 million drives for business critical applications, representing flat and a 29% increase year-over-year, respectively.

Client Compute Market

The TAM for client compute disk drives, which includes disk drives designed for use in mobile and desktop computers, was approximately 115 million units, down 7% year-over-year. The mobile TAM was approximately 64 million units, and the desktop TAM was approximately 51 million units.

Seagate shipped 32 million client compute disk drives in the March quarter. Mobile drives accounted for 11.7 million units, down 12% year-over-year and desktop drives for 20.3 million units, down 6% year-over-year.

Inventory of Seagate 3.5-inch ATA (desktop) disk drives in the distribution channel at the end of the quarter was below Seagate’s targeted range of 4-6 weeks.

Non-Compute Market

The non-compute market consists of disk drives specifically configured for consumer electronic (“CE”) applications plus Seagate branded products sold at retail. The March quarter TAM for the non-compute market was approximately 31 million disk drives, comprised of 17 million CE drives and 14 million for branded products.

In the March quarter, Seagate shipped 5.2 million CE disk drives, a decrease of 5% year-over-year and 4.1 million Seagate branded storage products, up 41% year-over-year. Branded growth was driven by a stronger market in APAC and market share gains in the U.S., combined with launch of GoFlex for Mac and ongoing customer acceptance of GoFlex products in America.

Operations, Products/Technology

The focus in R&D and operations continues to be on executing time-to-market product introductions and supplying customers with high-quality products.

Products and Technology

Seagate continues to make progress on new product execution and time-to-market delivery for the broadest portfolio in the industry. Some new product and technology highlights include:

•                  Enterprise market — Seagate continues lead in this market. During the March quarter, Seagate qualified the following new products at major OEMs: Constellation® (2.5-inch/7200rpm/1TB) for business critical applications, and the new Savvio®10k and new Savvio®15K products for mission critical environments that deliver industry-leading capacity points and reliability.

Additionally, Seagate announced its second generation enterprise SSDs — Pulsar.2 and Pulsar XT.2. Pulsar.2 is an MLC-based SSD built from the ground up for demanding enterprise environments with up to 800GB of capacity. Seagate began the qualification process at OEMs with Pulsar XT.2, which delivers the highest levels of performance with the industry’s fastest write performance in a small form factor SSD.

•                  Client compute market — During the quarter, Seagate began shipments of its 3TB desktop, Barracuda® XT hard drive — a product that eliminates the need to purchase extra hardware or software to overcome the 2TB barrier. Seagate’s Momentus® XT 2.5-inch, solid-state hybrid product line continues the qualification process with OEM customers and ramping to volume.

•                  Client non-compute market — Seagate delivered a new line of GoFlex external drives specifically formatted and designed for the Mac market, as well as a new iPhone app for its GoFlex TV HD Media Player.